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                                                                   Exhibit 11.1
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                                                                         HELPMATE ROBOTICS INC.

                                                               CALCULATION OF NET LOSS PER COMMON SHARE
                                                        -------------------------------------------------------
                                                        Nine Months   Nine Months   Three Months   Three Months
                                                            Ended         Ended         Ended          Ended
Primary Earnings per Share                                09/30/96      09/30/95      09/30/96       09/30/95
                                                        -------------------------------------------------------
Historical

Net Loss                                                $(2,808,238)   $(1,928,781)   $(1,167,810)   $(571,309)

Preferred Dividends                                         (57,147)      (584,415)             -     (203,319)
                                                        -------------  ------------   -----------    ---------

Net Loss Applicable to Common Shareholders              $(2,865,385)   $(2,513,196)   $(1,167,810)   $(774,358)
                                                        ------------   ------------   -----------    ---------
                                                        ------------   ------------   -----------    ---------

Weighted Average Common Shares Outstanding                5,827,168      1,583,853      6,335,205    1,586,729

Incremental Shares Issuable Pursuant to SAB Topic 4D         38,553         38,553         38,553       38,553
                                                        -----------    -----------     ----------    ---------

Total Shares                                              5,865,721      1,619,406      6,373,758    1,625,282
                                                        -----------    -----------      ---------    ---------
                                                        -----------    -----------      ---------    ---------

Historical Net Loss per Common Share                          $(.49)        $(1.55)         $(.18)       $(.48)
                                                        -----------    -----------      ---------    ---------
                                                        -----------    -----------      ---------    ---------

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